SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2004

INVESTORS FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	0-26996	04-3279817
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, Boston, MA		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:       (617) 937-6700

No change since last report

(Former name or address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

The information contained in Item 4.02 hereof is incorporated herein by reference.

Item 4.02.                                          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

                On October 21, 2004, the Audit Committee, in consultation with the Company’s management, determined to amend its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 to restate the financial statements (the “relevant financial statements”) and related information contained therein, and, as such, that the financial statements of the Company and the related auditors' report for the periods reported therein should no longer be relied upon.  The Company’s restatement arises from the application of Statement of Financial Accounting Standards No. 91 (“FAS 91”) (Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases).

                During this past financial quarter, the Company engaged in a review of its accounting policies and practices with regard to its investment portfolio.  In the course of this review, management and the Company’s Audit Committee, in consultation with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, have reviewed the Company’s accounting policies under FAS 91.  FAS 91 establishes the accounting for nonrefundable fees and costs associated with lending, committing to lend or purchasing a loan or a group of loans.

                 The principal application of FAS 91 to the Company’s financial statements is in determining the accounting treatment of premiums paid and discounts realized on the purchase by the Company of securities backed by mortgages and other loans. Historically, the Company had applied the prospective method to determine the amortization of such premiums and the accretion of such discounts for the securities in its investment portfolio.  The Company’s management and Audit Committee have determined that the appropriate treatment for application of FAS 91 to certain of the Company’s securities is the retrospective method.

The Company has commenced recalculating the amortization of premiums and accretion of discounts in its investment portfolio resulting from the application of the retrospective method under FAS 91.  The Company does not believe that the impact of this application will be significant in the years 2004, 2003 and 2002.  The impact on 2001 reported earnings per share could be greater due to changes in interest rates that occurred in that year.  The Company is working closely with the Audit Committee in evaluating the effects of the application of the retrospective method under FAS 91, and expects to complete this evaluation by November 15, 2004.

                The Audit Committee has discussed with Deloitte the matters disclosed in this filing.  The Company is working expeditiously to prepare its amended filings.  The Company’s restated annual financial statements will be subject to an audit by Deloitte and the Company’s restated quarterly financial statements will be subject to a review by Deloitte.  The Company intends to effect the restatements for all affected periods through amendments to its annual report on Form 10-K for the year ended December 31, 2003 on or about November 15, 2004 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 shortly thereafter.

This report contains forward-looking statements (statements that are not historical facts). These statements, such as the Company’s statements regarding the impact of the change in application of FAS 91, the expected date of the completion of the Company’s evaluation of the effect of the change in application of FAS 91, and the expected date of filing of the amended Form 10-K and Forms 10-Q, are neither promises nor guarantees, are based upon assumptions and estimates that might not be realized and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements.  Such risks and uncertainties include the time required to fully analyze the effect of the change in application to the retrospective method of accounting from the prospective method of accounting under FAS 91, the results of such analysis, and the time required for the Company’s independent auditors to audit and review the Company’s restated financial statements.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVESTORS FINANCIAL SERVICES CORP.

By:	/s/Kevin J. Sheehan
Kevin J. Sheehan
Chief Executive Officer and
Chairman of the Board

Dated:  October 27, 2004